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                 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

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         NUMBER                                                      SHARES

         _______                                                     ________

                                                           PORTOLA PACKAGING, INC.


This Certifies that ______________________________________________ is the record holder of _______________________________________
Shares of the Class B Common Stock, Series 1 of

                                                           PORTOLA PACKAGING, INC.

transferable only on the share register of said Corporation, in person or by duly authorized Attorney upon surrender of this certificate properly endorsed or assigned.
            This certificate and the shares represented hereby are issued and shall be subject to all the provisions of the
Certificate of Incorporation and the By-Laws of said Corporation, and any amendments thereof, to all of which the holder of this certificate by acceptance hereof assents.
         A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of shares of stock of the corporation and upon the holders thereof may be obtained by [a]ny stockholder, upon request and without charge, at the principal office of the Corporation.
         By acceptance of this certificate the holder hereof assents to and agrees to be bound by all of the provisions of the
Certificate of Incorporation and By-Laws of the Corporation and all amendments thereto.
         Class A Common shares and Class B Common, Series 2 shares are convertible into Class B Common, Series 1 shares as set forth in the Certificate of Incorporation.

         WITNESS the Seal of the Corporation and the signatures of its duly authorized officers this ____ day of __________
A.D. 19_____.


         _______________________________________                     ________________________________________
         Secretary                                                   Vice President

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FOR VALUE RECEIVED, __________________________ HEREBY SELLS, ASSIGNS AND
TRANSFERS UNTO ____________________________________________ SHARES REPRESENTED
BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _________________________________________________ ATTORNEYS TO TRANSFER THE SAID
SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED ______________ 19____            __________________________________

IN THE PRESENCE OF:_____________________________________________________________

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.


A statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights may be obtained by any stockholder, upon request and without charge, at the principal office of the corporation.